Date:                      October 24, 2007
Contact:                   Gary S. Olson, President & CEO
Corporate Office:          200 Palmer Street
                           Stroudsburg, Pennsylvania 18360
Telephone:                 (570) 421-0531


                 ESSA BANCORP, INC. ANNOUNCES FOURTH QUARTER AND
                      FULL-YEAR OPERATING RESULTS FOR 2007



Stroudsburg, Pennsylvania, October 24, 2007 -- ESSA Bancorp, Inc., (The "Company") (NASDAQ: "ESSA") the holding company for ESSA Bank & Trust (The "Bank") today reported net income of $1.7 million or $0.11 per share for the three months ended September 30, 2007, as compared to net income of $1.0 million for the corresponding 2006 period. The Company also reported a net loss of $5.1 million for the twelve months ended September 30, 2007, stemming primarily from the one-time contribution of $12.7 million to the ESSA Bank & Trust Foundation (the "Foundation"), made in conjunction with the Company's stock offering. The reported net loss of $5.1 million for the twelve months ended September 30, 2007 compared to the net income of $4.0 million for the 2006 fiscal year.

The Bank underwent a mutual-to-stock conversion as part of the Company's stock offering that was consummated on April 4, 2007. The stock offering resulted in gross proceeds of $158.7 million through the sale of 15,870,000 shares at a price of $10.00 per share. The Company contributed 1,110,900 shares of its common stock to the Foundation along with $1.6 million in cash. Net proceeds from the stock offering prior to this contribution to the Foundation were $155.8 million. Concurrent with the conversion, the Company lent approximately $13.6 million to the Bank's Employee Stock Ownership Plan. The Company retained approximately $64.3 million of the net proceeds prior to the contribution to the Foundation and the remainder of the net proceeds were contributed to the Bank. The stock offering proceeds have been invested in short-term, investment-grade debt obligations and mortgage-backed securities debt issued by United States government sponsored agencies or entities. Approximately $29.7 million of the net proceeds of the stock offering were used to pay down short-term debt at the Bank.

"We are pleased to report a strong fourth quarter," said Gary S. Olson, President and Chief Executive Officer of the Company. "Total assets, income and equity all showed significant growth in the fourth quarter. With the successful conversion from a mutual to a stock company behind us, the Company is poised to continue its growth."

Net Interest Income:

Net interest income increased $1.9 million, or 43.2% to $6.2 million for the three months ended September 30, 2007 from $4.3 million for the comparable period in 2006. The increase was primarily attributable to an increase in net average earning assets of $148.8 million resulting primarily from loan and investment growth combined with the investment of the proceeds from the Company's stock offering, offset in part by a 29 basis point decrease in the Bank's interest rate spread to 2.00% for the three months ended September 30, 2007 from 2.29% for the comparable period in 2006.

Net interest income increased $4.5 million, or 25.9% to $21.7 million for the year ended September 30, 2007 from $17.2 million for the comparable period in 2006. The increase was primarily attributable to an increase in net average earning assets of $83.7 million, offset in part by a 28 basis point decrease in the Bank's interest rate spread to 2.18% for the year ended September 30, 2007 from 2.46% for the comparable period in 2006.

Non-Interest Income:

Non-interest income was virtually unchanged in the 2007 periods compared to the 2006 periods, remaining at $1.4 million for the three months ended September 30, 2007 and the three months ended September 30, 2006. Non-interest income for the year ended September 30, 2007 was $5.5 million, unchanged from the prior fiscal year. Increases in service charges and fees on loans, trust and investment fees, and earnings on bank-owned life insurance were offset by a decrease in service fees on deposit accounts.

Non-Interest Expense:

Non-interest expense increased $824,000 to $4.9 million for the three months ended September 30, 2007 from $4.1 million for the comparable period in 2006.

The primary reasons for the increase were increases in compensation and employee benefits of $592,000, occupancy and equipment of $123,000, and professional fees of $95,000. Compensation and employee benefits increased primarily as a result of normal compensation and benefit increases of $232,000 along with an expense of $164,000 related to the implementation of the Employee Stock Ownership Plan in April, 2007. Occupancy and equipment costs increased primarily as a result of increases in rental costs of $37,000 along with increases in depreciation expense of $70,000. Professional fees increased primarily as a result of increased legal, accounting, and regulatory fees.

For the year ended September 30, 2007, as compared to the comparable period in 2006, non-interest expense increased $14.5 million to $31.2 million from $16.7 million for the comparable period in 2006. The primary reason for the increase was the Company's contribution to the ESSA Bank & Trust Foundation of $12.7 million made in conjunction with the Company's stock offering. Compensation and employee benefits increased $1.6 million, occupancy and equipment increased $255,000 and advertising fees increased $118,000. The primary reasons for these increases are the same as those that affected the three-month comparison. Advertising fees increased as a result of efforts to increase the Bank's exposure in its primary market area.

Balance Sheet

Total assets increased $184.6 million, or 25.4% to $910.4 million at September 30, 2007 compared to $725.8 million at September 30, 2006. The primary reasons for the increase in assets were an increase in investment securities of $113.6 million, an increase in net loans receivable of $63.2 million, and an increase in cash and cash equivalents of $4.0 million. The increase in loans receivable included increases in residential loans of $50.3 million, consumer loans of $0.6 million and commercial loans of $12.3 million. The increases in cash and investment securities were due primarily to the investment of the net proceeds from the stock offering.

Retail deposits decreased $9.1 million and brokered certificates of deposit decreased $8.3 million at September 30, 2007 compared to September 30, 2006. Borrowed funds increased during the same time period by $54.6 million.

Stockholders' equity increased $146.4 million to $204.7 million at September 30, 2007 compared to $58.3 million at September 30, 2006. The primary reason for the increase was the Company's mutual to stock conversion and stock offering which was consummated on April 4, 2007.

Asset Quality:

Asset quality remains strong. Nonperforming assets totaled $555,000 or 0.06% of total assets at September 30, 2007 compared to $476,000 or 0.07% of total assets at September 30, 2006. The Bank made a provision for loan losses of $90,000 for the three months ended September 30, 2007 compared to a provision of $75,000 for the comparable three-month period in 2006. The Bank made a provision for loan losses of $360,000 for the year ended September 30, 2007 compared to a provision of $300,000 for the comparable period in 2006 in response to continued loan growth. The allowance for loan losses was $4.2 million or 0.67% of loans outstanding at September 30, 2007 compared to $3.9 million or 0.69% of loans outstanding at September 30, 2006.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $900 million and is the leading service-oriented financial institution in the greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and 13 community offices throughout the Pocono, Pennsylvania area. In addition to being one of the region's largest mortgage lenders, ESSA offers a full range of retail and commercial financial services. ESSA Bancorp stock trades on The NASDAQ Global Market (SM) under the symbol "ESSA."

                                       ###



Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        ESSA BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                               September 30,     September 30,
                                                                                    2007             2006
                                                                              --------------    ---------------
                                                                                   (dollars in thousands)

ASSETS
      Cash and due from banks.................................................$     10,604      $     11,677
      Interest-bearing deposits with other institutions.......................       6,175             1,053
                                                                               --------------    --------------
            Total cash and cash equivalents...................................      16,779            12,730
      Investment securities available for sale................................     205,267            89,122
      Investment securities held to maturity (market value of $16,876 and
         $19,193).............................................................      17,130            19,715
      Loans receivable (net of allowance for loan losses of $4,206 and $3,855)     619,845           556,677
      Federal Home Loan Bank stock............................................      16,453            13,675
      Premises and equipment..................................................      11,277            11,447
      Bank-owned life insurance...............................................      13,941            13,376
      Other assets............................................................       9,723             9,054
                                                                               --------------    --------------
            TOTAL ASSETS......................................................$    910,415      $    725,796
                                                                               ==============    ==============

LIABILITIES

      Deposits................................................................$    384,716      $    402,153
      Short-term borrowings...................................................      34,230            35,299
      Other borrowings........................................................     279,697           224,000
      Advances by borrowers for taxes and insurance...........................       1,423             2,198
      Other liabilities.......................................................       5,657             3,809
                                                                               --------------    --------------
            TOTAL LIABILITIES.................................................     705,723           667,459
                                                                               --------------    --------------
      Commitment and contingencies............................................          --               --


STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value: 10,000,000 shares authorized, none
         issued)..............................................................          --               --
      Common stock ($.01 par value; 40,000,000 shares authorized, 16,980,900
         shares issued and outstanding).......................................         170               --
      Additional paid in capital..............................................     166,782               --
      Unallocated common stock held by the Employee Stock Ownership Plan
         (1,328,286 shares)...................................................     (13,283)              --
      Retained earnings.......................................................      53,400            58,526
      Accumulated other comprehensive loss....................................      (2,377)             (189)
                                                                               --------------     -------------
             TOTAL STOCKHOLDERS' EQUITY........................................    204,692            58,337
                                                                               --------------     -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................$   910,415      $    725,796
                                                                               ==============     =============

                        ESSA BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF INCOME (LOSS)
                                   (UNAUDITED)


                                                                                   For the Three Months      For the Twelve Months
                                                                                    Ended September 30,          September 30,
                                                      -                        -------------------------   -----------------------
                                                                                     2007         2006        2007         2006
                                                                               -------------  ------------ ------------- ----------
                                                                                               (dollars in thousands)

INTEREST INCOME
      Loans receivable.......................................................... $     9,440  $    8,345    $  35,866  $    31,744
      Investment securities:
            Taxable.............................................................       2,700       1,089        7,827        3,579
            Exempt from federal income tax......................................          81          74          302          278
      Other investment income...................................................         306         209        1,515          850
                                                                                  -----------   ----------   ----------  ----------
            Total interest income...............................................      12,527       9,717       45,510       36,451
                                                                                  ------------  ----------   ----------  ----------

INTEREST EXPENSE
      Deposits..................................................................       2,728       2,569       10,640        9,012
      Short-term borrowings.....................................................         450         648        1,769        1,081
      Other borrowings..........................................................       3,158       2,177       11,396        9,124
                                                                                  ------------   ---------   ----------  ----------
             Total interest expense.............................................       6,336       5,394       23,805       19,217
                                                                                  ------------   ---------   ----------  ----------

NET INTEREST INCOME.............................................................       6,191       4,323       21,705       17,234
      Provision for loan losses.................................................          90          75          360          300
                                                                                  ------------   ---------   ----------  ----------
 NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............................       6,101       4,248       21,345       16,934
                                                                                  ------------   ---------   ----------  ----------
 NONINTEREST INCOME
      Service fees on deposit accounts..........................................         863         972        3,492        3,825
      Services charges and fees on loans........................................         153         136          587          491
      Trust and investment fees.................................................         169         144          764          642
      Gain on sale of loans, net................................................          --         --            12            7
      Earnings on Bank-owned life insurance.....................................         155         131          565          512
      Other.....................................................................          20        (32)           76           41
                                                                                  ------------   ---------   ----------   ---------
            Total noninterest income............................................       1,360       1,351        5,496        5,518
                                                                                  ------------   ---------   ----------   ---------
NONINTEREST EXPENSE
      Compensation and employee benefits........................................       2,834       2,242       10,829        9,194
      Occupancy and equipment...................................................         699         576        2,650        2,395
      Professional fees.........................................................         229         134          815          736
      Data processing...........................................................         479         478        1,837        1,819
      Advertising...............................................................         181         131          695          577
      Contribution to charitable foundation.....................................          --         120       12,693          423
      Other.....................................................................         460         377        1,666        1,541
                                                                                  ------------   ---------   ----------    --------
            Total noninterest expense...........................................       4,882       4,058       31,185       16,685
                                                                                  ------------   ---------   ----------    --------
INCOME (LOSS) BEFORE INCOME TAXES...............................................       2,579       1,541       (4,344)       5,767
INCOME TAXES....................................................................         861         537          782        1,813
                                                                                  ------------   ---------   ---------     --------
NET INCOME (LOSS)............................................................... $     1,718    $  1,004    $  (5,126)    $  3,954
                                                                                  ============   =========   =========     ========
BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE                                 $       0.11        N/A    $   (0.50)         N/A
                                                                                  ============   =========   =========     ========

     Due to the completion of the Company's initial public offering on April 4, 2007,earnings per share for the periods shown is not considered meaningful.